EXHIBIT 21

Subsidiaries of United Community Banks, Inc.

Subsidiary	State of Organization

United Community Bank	Georgia

United Community Insurance Services, Inc.	Georgia

Union Holdings, Inc.	Nevada

Union Investments, Inc.	Nevada

United Community Mortgage Services, Inc.	Georgia

United Community Development Corporation	Georgia

UCB North Georgia Properties, Inc.	Georgia

UCB Metro Properties, Inc.	Georgia

UCB Coastal Properties, Inc.	Georgia

UCB Tennessee Properties, Inc.	Tennessee

UCB North Carolina Properties, Inc.	North Carolina

UCB Real Estate Investments, Inc.	Georgia

Owen Glen, Inc.	Georgia

Cherokee IS, Inc.	North Carolina

UCB Metro Real Estate Investments, Inc.	Georgia

UCBI Georgia Credits LLC	Georgia

United Community Capital Trust	Delaware

United Community Capital Trust II	Delaware

United Community Statutory Trust I	Connecticut

United Community Statutory Trust II	Delaware

United Community Statutory Trust III	Delaware

Southern Bancorp Capital Trust I	Delaware

United Community Risk Management Services, Inc.	Nevada